Exhibit 10.4

SHARE CONSIDERATION ESCROW AGREEMENT

This SHARE CONSIDERATION ESCROW AGREEMENT, dated as of January [  ], 2025 (the “Agreement”), is by and among Banzai International, Inc., a Delaware corporation (the “ListCo”), Banzai Passage Inc., a Delaware corporation wholly owned by ListCo (the “Merger Sub”), Act-On Software, Inc., a Delaware corporation (the “Company”), the Management Employees and the stockholders of the Company listed on Schedule I hereto (the “Management Employees” and “Company Stockholders”, respectively) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York limited purpose trust company (the “Escrow Agent”). ListCo, each Company Stockholder, each Management Employee, and the Company are collectively referred to herein as the “Parties” and individually as a “Party”. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined herein below).

WHEREAS, ListCo, Merger Sub and the Company have entered into an Agreement and Plan of Merger, dated as of January 22, 2025 (the “Merger Agreement”) whereby the parties thereto intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Surviving Entity”) thereafter being a wholly owned subsidiary of ListCo, as contemplated by the Merger Agreement (the “Merger”);

WHEREAS, ListCo shall, subject to the terms of the Merger Agreement, deliver, pay and issue to the Management Employees and the Company Stockholders an aggregate of $53,200,000 less the Payoff Amount and the Transaction Expenses in combination of cash and shares of ListCo Class A Common Stock and/or Pre-Funded Warrants (the “Merger Consideration”, the share portion of the Merger Consideration is referred to as the “Share Consideration”, while the cash portion thereof is referred to as the “Cash Consideration”), in accordance with the terms of the Merger Agreement.

WHEREAS, pursuant to the Merger Agreement, among other matters, ListCo will withhold from the Share Consideration [--------------] shares of ListCo Class A Common Stock (as calculated pursuant to the Merger Agreement with any fractional shares rounded up to the nearest whole number, the “Indemnification Holdback Amount”), as sole security for the obligations of Company Stockholders and Management Employees pursuant to Section 2.10(b)(i) and Section 7.03(a) of the Merger Agreement;

WHEREAS, the Indemnification Holdback Amount shall be held by the Escrow Agent for a period of twelve (12) months following the Closing Date of the Merger (the “Indemnification Holdback Period”) and shall be released to the Company Stockholders and Management Employees within ten (10) business days of the expiration of the Indemnification Holdback Period in an amount as set forth herein;

WHEREAS, the Parties desire that the Escrow Agent accept the Indemnification Holdback Amount, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. The Parties hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Shares. On or before the Closing Date, the applicable Indemnification Holdback Amount as set forth on Schedule I hereto, shall be deposited in an escrow account (the “Escrow Account”), to be held and disbursed subject to the terms and conditions of this Agreement. The Parties acknowledge that the applicable Share Consideration deposited in escrow will be legended to reflect the deposit of such shares of ListCo Class A Common Stock under this Agreement.

3. Disbursement of the Escrow Shares.

3.1 Indemnification Holdback Amount

(i)	If at the end of the Indemnification Holdback Period, there is any remainder of the Indemnification Holdback Amount being held in escrow with the Escrow Agent, ListCo agrees that the Escrow Agent shall deliver to the Company Stockholders and Management Employees the number of shares of ListCo Class A Common Stock, as allocated to the Company Stockholders and Management Employees in accordance with the percentage as set forth in the Schedule I attached hereto (the “Indemnification Escrow Allocation Schedule”). The Company shall promptly provide notice to the Escrow Agent of the expiration or termination of the Indemnification Holdback Period and the Indemnification Holdback Amount due, if any.

Except as otherwise set forth herein, the Escrow Agent shall hold the Indemnification Holdback Amount until twelve months after the Closing Date, or earlier, if, subsequent to the Merger, ListCo consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of ListCo’s shareholders having the right to exchange their shares for cash, securities or other property. ListCo shall promptly provide notice of the termination or expiration of the Indemnification Holdback Period to the Escrow Agent. Upon completion of the Indemnification Holdback Period, the Escrow Agent shall disburse such amount of the Indemnification Holdback Amount to the applicable Company Stockholder and Management Employees in accordance with the Indemnification Escrow Allocation Schedule. The Escrow Agent shall have no further duties hereunder after the disbursement of the Indemnification Holdback Amount in accordance with this Section 3.1.

4. Rights of Stockholders.

4.1 Voting Rights as a Stockholder. Except as herein provided, the Company Stockholders and Management Employees shall retain all of their rights as shareholders of ListCo as long as any shares are held in escrow pursuant to this Agreement, including, without limitation, the right to vote such shares.

4.2 Dividends and Other Distributions in Respect of the Indemnification Holdback Amount. For as long as any shares are held in escrow pursuant to this Agreement, all dividends payable in cash with respect to the Indemnification Holdback Amount shall be paid to the Company Stockholders and Management Employees, respectively, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Indemnification Holdback Amount” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. During the Indemnification Holdback Period, the only permitted transfers of the Indemnification Holdback Amount will be

(a)	by the Company Stockholders: (i) among the Company Stockholders or to the Company Stockholders’ members, officers, directors, consultants, current and future limited partners and other equity owners, or their affiliates, (ii) by bona fide gift to a member of a Company Stockholder’s immediate family or to a trust, the beneficiary of which is a Company Stockholder, or a member of a Company Stockholder’s immediate family, in each case for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, or (v) by virtue of the laws of Delaware or the organizational documents of ListCo upon its dissolution; and

(b)	by the Management Employees: (i) among the Management Employees or to the Management Employees’ members, officers, directors, consultants or their affiliates, (ii) by bona fide gift to a member of a Management Employee’s immediate family or to a trust, the beneficiary of which is a Management Employee, or a member of a Management Employee’s immediate family, in each case for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, or (v) by virtue of the laws of Delaware or the organizational documents of ListCo upon its dissolution

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment in accordance with this Agreement, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent in good faith to be genuine and to be signed or presented by the proper person or persons as set forth in this Agreement. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination, or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. Subject to Section 5.8 below, the Escrow Agent shall be indemnified and held harmless by ListCo from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence, fraud or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. Subject to Section 5.8 below, the Escrow Agent shall be entitled to reasonable compensation from ListCo for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from ListCo for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, ListCo and the Company Stockholders and Management Employees shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by it giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn the Indemnification Holdback Amount over to a successor escrow agent appointed by ListCo and approved by a majority of the Company Stockholders and Management Employees who still have shares in the Escrow Account, which approval will not be unreasonably withheld, conditioned or delayed. If no new escrow agent is so appointed within the 60-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate in the State of New York.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by all of the other parties hereto; provided, however, that such resignation shall become effective only upon the appointment of a successor escrow agent selected by ListCo and approved by the Representative, which approval will not be unreasonably withheld, conditioned or delayed.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence, fraud, or willful misconduct.

5.8 Waiver. The Escrow Agent hereby waives any right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Escrow Account and hereby agrees not to seek recourse, reimbursement, payment, or satisfaction for any Claim against the Escrow Account for any reason whatsoever.

6. Miscellaneous.

6.1 Governing Law. This Agreement and all related Proceedings shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

6.2 Third Party Beneficiaries. Each of the parties to this Agreement hereby acknowledges that the Representative is a third-party beneficiary of this Agreement.

6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may only be changed, amended, or modified by a writing signed by each of the parties hereto.

6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors, and assigns.

6.6 Notices. Any notice, consent, or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by email or by electronic transmission:

If to ListCo, to:

Banzai International, Inc.

435 Eriksen Ave., Suite 250

Bainbridge Island, WA, 98110

Attn: Joseph Davy, Chief Executive Officer

Email: [***]

with a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 3rd Avenue, 19th Floor

New York, NY 10022

Attn: Louis Taubman, Esq.

Email: [***]

If to the Company, to:

Act-On Software, Inc.

121 SW Morrison St.

Suite 1600

Attn: Roger Rowe

Email: [***]

with a copy (which shall not constitute notice) to:

Macro Law Group

500 SW 116th, Suite 116

Portland, OR 97225

Attn: Bill Pierznik

Email: [***]

If to a Management Employee, to his or her address set forth in Schedule I.

If to a Company Stockholder, to his/her/its address set forth in Schedule I.

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

1 State Street

New York, New York 10004

Attn: [    ]

Email: [   ]

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7 Liquidation of the Escrow Account. ListCo shall give the Escrow Agent written notification of the liquidation of the Escrow Account at the termination or expiration of the Indemnification Holdback Period.

6.8 Counterparts. This Agreement may be executed in several counterparts, each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

[Signature Page Follows]

WITNESS the execution of this Agreement as of the date first above written.

BANZAI INTERNATIONAL, INC.

By:
Name:	Joseph Davy
Title:	Chief Executive Officer

[Signature Page to Share Consideration Escrow Agreement]

WITNESS the execution of this Agreement as of the date first above written.

CONTINENTAL STOCK TRANSFER & TRUST, as Escrow Agent

By:
Name:
Title:

COMPANY STOCKHOLDER:

/s/
Name:
[Signature Page to Share Consideration Escrow Agreement]

MANAGEMENT EMPLOYEE:

/s/
Name:

[Signature Page to Share Consideration Escrow Agreement]

ACT-ON SOFTWARE, INC.

By:
Name:	Kate Johnson

/s/
Name:

/s/
Name:

/s/
Name:

[Signature Page to Share Consideration Escrow Agreement]

SCHEDULE I

Name and Address of Company Stockholders & Management Employees	Ownership Percentage of the Total Indemnification Holdback Amount